AGREEMENT

       For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned,

Robert F. & Diana L. Flaherty, Inc., a Nevada corporation,

hereby sells, assigns and transfers to Phoenix Metals U.S.A. II, Inc., a Colorado corporation, having a place of business at 801 South Rampart Boulevard, Suite 178 in the County of Clark and State of Nevada 89127,

its successors, assigns and legal representatives, non-exclusive rights in and to any and all inventions which are disclosed and claims, and any and all inventions which are disclosed but not claimed, in the application for United States Patent, which has been transferred to the undersigned and is entitled,

PROCESS FOR TREATMENT OF VOLCANIC IGNEOUS ROCKS TO RECOVER GOLD, SILVER AND PLATINUM, U.S. PATENT NUMBER 5,439,503 FILED AUGUST 8 1995.

/s/ Robert F. Flaherty -----------------------------------------------------------
Robert F. Flaherty, President, Robert F. & Diana L. Flaherty, Inc.

STATE OF NEVADA COUNTY OF CLARK	}ss.

       This instrument was acknowledged before me on Feb 2, 2000, by Robert F. Flaherty, as President of Robert F. & Diana L. Flaherty, Inc.

[SEAL]	DEBBIE McCUNE Notary Public No. 97-2709-1 My appt. exp. July 16, 2001	/s/ Debbie McCune -----------------------------------------------------------
NOTARY PUBLIC

/s/ Diana L. Flaherty -----------------------------------------------------------
Diana L. Flaherty, Chairperson, Robert F. & Diana L. Flaherty, Inc.

STATE OF NEVADA COUNTY OF CLARK	}ss.

       This instrument was acknowledged before me on Feb 2, 2000, by Diana L. Flaherty, as Chairperson of Robert F. & Diana L. Flaherty, Inc.

[SEAL]	DEBBIE McCUNE Notary Public No. 97-2709-1 My appt. exp. July 16, 2001	/s/ Debbie McCune -----------------------------------------------------------
NOTARY PUBLIC

/s/ Diana L. Flaherty -----------------------------------------------------------
Diana L. Flaherty, Chairperson, Robert F. & Diana L. Flaherty, Inc.